Registration No. 333-109028

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

VERIZON COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	23-2259884 (I.R.S. Employer Identification No.)
140 West Street, New York, New York 10007
(212) 395-1000
(Address and telephone number of principal executive offices)

David S. Kauffman, Esq.
Vice President and Associate General Counsel
Verizon Communications Inc.
One Verizon Way, Basking Ridge, New Jersey 07920
(908) 559-6174
(Name, address and telephone number of agent for service)

EXPLANATORY STATEMENT
On September 23, 2003, Verizon Communications Inc. and Verizon Global Funding Corp., a wholly owned, indirect subsidiary of Verizon Communications Inc., jointly filed a Registration Statement on Form S-3 (Registration No. 333-109028 (the “Registration Statement”)) relating to the registration of an aggregate of $10,000,000,000 of common stock and preferred stock of Verizon Communications Inc., debt securities of Verizon Global Funding Corp. and a Support Agreement and Contribution Agreement between Verizon Communications Inc. and Verizon Global Funding Corp. (collectively, the “Securities”). On February 1, 2006, Verizon Global Funding Corp. merged with and into Verizon Communications Inc., resulting in Verizon Communications Inc. becoming the successor obligor on outstanding debt securities of Verizon Global Funding Corp. An aggregate of $2,500,000,000 of Securities remains unsold.
This Post-Effective Amendment No. 1 to the Registration Statement is being filed by Verizon Communications Inc. to remove from registration all Securities registered pursuant to the Registration Statement and remaining unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in The City of New York, State of New York, on the 14th day of June, 2007.

VERIZON COMMUNICATIONS INC. (Registrant)
By:	/s/ David S. Kauffman
David S. Kauffman
as Agent for Service